UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2006

CLICKABLE ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23737	82-0290939
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

711 South Columbus Avenue, Mt. Vernon, NY		10550
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 699-5190

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 11, 2006, Clickable Oil.com, a wholly-owned subsidiary of Clickable Enterprises, Inc. (the “Company”), entered into a Lease Agreement (the “Lease”) with Clock Tower Larchmont Corp. (“Landlord”) effective as of August 1, 2006 under which Landlord will lease to Clickable Oil.com approximately 2,053 square feet of office space located at 2 Madison Avenue, Suite 207, Larchmont, New York. The approximate monthly and annual base rent under the Lease will be as follows:

Year	Monthly Rent	Yearly Rent

August 1, 2006 to July 31, 2007	$3,592.75	$43,113.00
August 1, 2007 to July 31, 2008	$3,763.83	$45,166.00
August 1, 2008 to July 31, 2009	$3,934.91	$47,219.00
August 1, 2009 to July 31, 2010	$4,106.00	$49,272.00
August 1, 2010 to July 31, 2011	$4,277.08	$51,325.00

The Lease will expire on July 31, 2011, unless (i) terminated by Landlord in the event of fire or casualty rendering the leased premises unusable or in the event that Clickable Oil.com is named in bankruptcy proceedings or makes an assignment for the benefit of creditors, (ii) terminated due to default by Clickable Oil.com as described below, or (iii) terminated by the taking of the leased premises by public use. Under the Lease, default includes, among other things, (i) the failure to pay the monthly rent by Clickable Oil.com within 10 days after written notice of default, (ii) the breach by Clickable Oil.com of any other term of the Lease and the failure to cure such default within 30 days after written notice of the default and (iii) damage to the leased premises due to negligence or carelessness of Clickable Oil.com and the failure to cure such default within 30 days after written notice of the default.

Clickable Oil.com is obligated to indemnify Landlord and its agents and employees for any and all loss, cost liability, claim, damage and expense, including reasonable attorney’s fees, penalties and fines incurred in connection with or arising from any injury, damage or loss to persons or property on the leased premises arising from any negligent or otherwise wrongful act or omission of Clickable Oil.com or any of its subtenants or licensees or its or their employees, agents or contractors, except if the cause of injury, damage or loss is caused by Landlord’s negligence. With the exception of claims arising from negligence or wrongful acts by Clickable Oil.com and claims typically covered by casualty insurance, Landlord is obligated to indemnify Clickable Oil.com for all claims, demands, liabilities and expenses, including reasonable attorney fees arising from the negligence or wrongful act of Landlord, its agents, employees or contractors or from any breach of the Lease by Landlord. Liability for any breach of the Lease by Landlord is capped at $250,000.

Under the Lease, Clickable Oil.com is required, at its own expense, to maintain insurance coverage providing for, among other items, comprehensive general liability on the leased premises with Landlord as an insured in the minimum amount of $2,000,000 for personal injury and $1,000,000 against loss for property damage in any one occurrence.

Clickable Oil.com must pay $17,108.32 as a security deposit under the Lease.

Prior to entering into the Lease, no material relationship existed between the Company and its affiliates and Landlord.

Prior to entering into the Lease, Clickable Oil.com has rented office space on a month-to-month basis at 711 South Columbus Avenue, Mt. Vernon, New York. During its month-to-month tenancy, Clickable Oil.com has been subject to the provisions of a lease agreement with Town Holding which expired on May 15, 2005. Clickable Oil.com will terminate its month-to-month tenancy with Town Holding as of August 31, 2006.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which is attached hereto as Exhibit 10.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10	Lease Agreement between Clickable Oil.com and Clock Tower Larchmont Corp for the premises located at 2 Madison Avenue, Suite 207, Larchmont, New York.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These forward-looking statements are based on current expectations and projections about future events and financial trends. The words and phrases “will,” “may,” “expects,” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among other things, the Company’s compliance with the terms of the Lease and performance of its obligations under the Lease. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKABLE ENTERPRISES, INC.

Dated: July 11, 2006	By:	/s/ Nicholas Cirillo, Jr.
Nicholas Cirillo, Jr.
President

EXHIBIT INDEX

Exhibit Number	Description
10	Lease Agreement between Clickable Oil.com and Clock Tower Larchmont Corp for the premises located at 2 Madison Avenue, Suite 207, Larchmont, New York.